SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, DC  20549

                            -----------------------------------

                                         FORM 8-K


                                      CURRENT REPORT


                             Pursuant to Section 13 or 15(d)
                                          of the
                              Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   April 27, 1995
                                                    --------------


                                    THE PARKWAY COMPANY
- ------------------------------------------------------------------
                  (Exact name of Registrant as specified in its charter)



Texas                      0-12505                   74-2123597
- ------------------------------------------------------------------
(State or other      Commission File Number)       (IRS Employer
jurisdiction of                                    Identification
incorporation)                                         Number)


300 One Jackson Place, 188 E. Capitol St., Jackson, MS  39201
- -------------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code  (601) 948-4091
                                                  ----------------


- -------------------------------------------------------------------
               (Former name or former address,if changed since last report)

                                        FORM 8-K

                                    THE PARKWAY COMPANY


Item 2.           Acquisition or Disposition of Assets.

                        On April 27, 1995, Parkway Acquisition Corporation
                  ("PAC"), a wholly-owned subsidiary of The Parkway Company ("Parkway"), merged with and into EB, Inc. ("EB"). Under the terms of the Merger, EB became a wholly-owned subsidiary of Parkway. Shareholders of EB received a cash payment in the amount of eight dollars ($8.00) plus sixty-two point three one hundredths (.6230) of one share of The Parkway Company for each share of EB owned by them, resulting in the issuance by Parkway of an aggregate of approximately 430,413 shares. Information regarding EB, its assets, the principles followed in determining the amount of shares issued by Parkway in the merger, and the nature of certain relationships between EB and its affiliates and Parkway and its affiliates is contained in the Joint Proxy Statement/Prospectus of Parkway and EB dated March 29, 1995, which is incorporated herein by this reference.

                        The unaudited Pro Forma Consolidated Financial
                  Statements that are attached as an Exhibit hereto are based on Congress Street Properties, Inc.'s ("Congress Street"), Parkway's and EB's historical financial data as adjusted to give effect to the business combinations involving Parkway's subsidiaries and EB and Congress Street on on the basis described in the notes thereto.


Item 7.           Financial Statements and Exhibits.

                        (a)   Financial Statements of EB

                        The following audited financial statements of EB are
                  attached in an Exhibit hereto:


                           EB,INC.                                          Page

Independent Auditor's Report
Balance Sheets - as of December 31, 1994 and 1993
Statements of Income - for the years ended
  December 31, 1994 and 1993
Statements of Cash Flows - for the years ended
  December 31, 1994 and 1993
Statements of Changes in Stockholders' Equity - for
  the years ended December 31, 1994 and 1993
Notes to Financial Statements



                        (b)   Pro Forma Consolidated Financial Statements.

                        The unaudited Pro Forma Consolidated Financial
                  Statements are attached in an Exhibit hereto.


                             THE PARKWAY COMPANY                         Page
                                                                         ----

Pro Forma Consolidated Balance Sheet (Unaudited) -
  As of December 31, 1994
Pro Forma Consolidated Statements of Income (Unaudited) -
  For the Twelve Months Ended June 30, 1994
Pro Forma Consolidated Statements of Income (Unaudited) -
  For the six Months ended December 31, 1994


                        (c)   Exhibits.
                              --------

                        The following exhibits are filed herewith or
                  incorporated herein by reference:

                        (2) Agreement and Plan of Merger among Parkway, Parkway Acquisition Corporation and EB dated as of October 28, 1994 (as amended by the First Amendment to Agreement and Plan of Merger dated January 5, 1995) incorporated by reference to Appendix B of the Joint Proxy Statement/Prospectus which is incorporated by reference to the Rule 424(b)(3) filing of same on March 31, 1995. Parkway agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule or exhibit to the Agreement and Plan of Merger.

                                         FORM 8-K

                                    THE PARKWAY COMPANY



                                        SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:            March 12, 1995

                                   THE PARKWAY COMPANY



                                 BY: /s/ Sarah P. Clark
                                     ------------------------------
                                     Sarah P. Clark, Vice President
                                     and Chief Financial Officer

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
EB, Inc.
Jackson, Mississippi


We have audited the accompanying balance sheets of EB, Inc. as of December 31, 1994 and 1993 and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of EB, Inc. as of December 31, 1994 and 1993 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 3 to the financial statements, in 1994, the Company changed its method of accounting for its investment securities.







/s/ Deloitte & Touche LLP

Jackson, Mississippi
March 29, 1995

Balance Sheets
(In thousands)
                                                December 31
                                          ----------------------
                                             1994        1993
                                          ----------  ----------
Assets

  Cash and cash equivalents.............. $    7,517  $      442
  Investment in common stock - available
    for sale.............................     13,312       9,930
  Mortgage-backed derivative securities
    (approximate fair value $35 in 1994
    and $134 in 1993)....................         35         134
  Loans, net of allowance for loan losses
    of $5,117 in 1994 and $5,381 in 1993.     12,635      16,344
  Real estate held for sale..............      1,510       3,337
  Interest and other receivables and
    other assets.........................        389         517
                                          ----------  ----------
                                          $   35,398  $   30,704
                                          ==========  ==========
Liabilities and Stockholders' Equity

Liabilities

  Accounts payable and accrued expenses.. $    1,689  $    1,428
                                          ----------  ----------
                                               1,689       1,428
                                          ----------  ----------
Stockholders' Equity

  Common stock, stated value $2 per share,
    authorized 25,000,000 shares; issued
    and outstanding - 1,450,117 shares in
    1994 and 1993........................      2,900       2,900
  Paid-in capital........................     30,017      30,452
  Deficit................................     (2,590)     (4,076)
  Unrealized gain on available for sale
    securities                                 3,382           -
                                          ----------  ----------
                                          $   33,709  $   29,276
                                          ----------  ----------
                                          $   35,398  $   30,704
                                          ==========  ==========










- -------------------------------------------------------------------
                             See notes to financial statements
Statements of Income
(In thousands, except per share data)

                                      Year Ended December 31
                                    --------------------------
                                       1994          1993
                                    -----------    -----------

Revenue
  Interest on loans................    $  1,926       $  2,196
  Dividend income..................         351            316
  Gain from sale of mortgage
    backed derivative security.....          44             68
  Other............................         301            248
                                       --------       --------
                                          2,622          2,828
                                       --------       --------
Expenses
  Provision for loan losses........           -            794
  Real estate held for sale:
    Net operations, gains and
      losses.......................         281            112
    Depreciation...................          35             48
    Provision for losses...........          55          1,589
  Interest.........................           -            385
  Other operating expenses.........         765            949
                                       --------       --------
                                          1,136          3,877
                                       --------       --------
Income (Loss) from continuing
  operations.......................       1,486         (1,049)

Discontinued operations
  Income from discontinued banking
    operations.....................           -          1,001
  Gain on sale of discontinued
    banking operations.............           -          4,992
                                       --------       --------
                                              -          5,993
                                       --------       --------
Net income.........................    $  1,486       $  4,944
                                       ========       ========
Net income (loss) per share:
  From continuing operations.......    $   1.03       $   (.72)
  From discontinued operations.....           -           4.13
                                       --------       --------
  Net income per share.............    $   1.03       $   3.41
                                       ========       ========
Weighted average shares outstanding.      1,450          1,450
                                       ========       ========





- ------------------------------------------------------------------
                             See notes to financial statements
Statements of Changes in Stockholders' Equity
(In thousands)

                                        Year Ended December 31
                                      -------------------------
                                         1994           1993
                                      ----------     ----------
Common Stock
  Balance at beginning of year.....   $    2,900     $    2,903
  Purchase and retirement of
    treasury stock.................            -             (3)
                                      ----------     ----------
  Balance at end of year...........        2,900          2,900
                                      ----------     ----------
Paid-in Capital
  Balance at beginning of year.....       30,452         30,464
  Purchase and retirement of
    treasury stock.................            -            (12)
  Cash dividends declared and paid
    ($.30 in 1994).................         (435)             -
                                      ----------     ----------
  Balance at end of year...........       30,017         30,452
                                      ----------     ----------
Retained Earnings (Deficit)
  Balance at beginning of year.....       (4,076)        (9,020)
  Net income for the year..........        1,486          4,944
                                      ----------     ----------
  Balance at end of year...........       (2,590)        (4,076)
                                      ----------     ----------

Unrealized Gain on Available for Sale Securities
  Balance at beginning of year.....            -              -
  Unrealized gain on available for
    sale securities:
      Adoption of FASB 115.........          933              -
      Change during year...........        2,449              -
                                      ----------     ----------
  Balance at end of year...........        3,382              -
                                      ----------     ----------

Total Stockholders' Equity.........   $   33,709     $   29,276
                                      ==========     ==========













- ------------------------------------------------------------------
                             See notes to financial statements
Statements of Cash Flows
(In thousands)
                                       Year Ended December 31
                                     -------------------------
                                        1994           1993
                                     ----------     ----------
Operating Activities
 Net income........................  $    1,486     $    4,944
 Adjustments to reconcile net
   income to net cash provided by
   operating activities:
   Provision for loan losses.......           -            794
   Provision for real estate
     held for sale losses..........          55          1,589
   Gain on sale of mortgage-backed
     derivative securities.........         (44)           (68)
   Gain on sale of discontinued
     banking operations............           -         (4,992)
   Loss on sale of real estate held
     for sale......................          99              -
   Amortization of loan discounts..         (69)           (77)
   Depreciation....................          35             48
   Net decrease (increase) in other
     assets........................         128           (506)
   Net increase (decrease) in other
     liabilities...................          88         (1,300)
                                     ----------     ----------
 Net cash provided by operating
   activities......................       1,778            432
                                     ----------     ----------
Investing Activities
 Proceeds from sale of discontinued
   banking operations..............           -            100
 Advances on existing loans........         (26)             -
 Receipts from mortgage-backed
   derivative securities...........          11            125
 Proceeds from sale of mortgage-
   backed derivative security......         132            200
 Loan repayments...................       3,980          6,676
 Proceeds from sale of real estate
   held for sale...................       1,635          2,918
                                     ----------     ----------
Net cash provided by investing
  activities.......................       5,732         10,019
                                     ----------     ----------
Financing Activities
 Purchase of treasury stock........           -            (15)
 Repayments of long term debt......           -        (22,317)
 Proceeds from bank borrowings.....           -         10,000
 Decrease in net liabilities of
   discontinued banking operations.           -           (887)
 Dividends paid....................        (435)             -
                                     ----------     ----------
Net cash used in financing
  activities.......................        (435)       (13,219)
                                     ----------     ----------

Increase (decrease) in cash and
  cash equivalents.................       7,075         (2,768)
Cash and cash equivalents at
  beginning of year................         442          3,210
                                     ----------     ----------
Cash and cash equivalents at end
  of year..........................  $    7,517     $      442
                                     ==========     ==========
- ------------------------------------------------------------------
                             See notes to financial statements

Notes to Financial Statements

1.  Basis of Presentation and Accounting Policies

    A.  Basis of Presentation

        The financial statements for all periods reflect the sale of assets to Sunburst Bank, Mississippi ("Sunburst") and assumption of liabilities by Sunburst and the related results of operations described in Note 2 to the financial statements as discontinued operations. Sunburst identified, as of April 30, 1992, those assets it would not purchase and those liabilities it would not assume and which, therefore, would be retained by EB ("retained assets"). Balances and actual operating results for these retained assets have been presented in the financial statements. All other asset and liability balances have been presented as net liabilities of discontinued banking operations.

        Income from discontinued operations, net, for 1993 includes all operating activities related to assets sold and liabilities assumed.

    B.  Cash Equivalents

        For purposes of cash flows, the Company considers all highly liquid investments including interest bearing bank accounts and investments with maturities of three months or less when purchased as cash equivalents.

    C.  Investment in Common Stock - Available for Sale

        On January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" and classified its investment in common stock as securities available-for-sale. The investment in common stock is carried at fair value with the unrealized gain or loss presented as a separate component of stockholders' equity. Any recognized gains or losses from the actual sale of the investment in common stock is recorded in the statement of operations. The cost of investments in common stock sold is determined on the specific identification method. Dividend income is recorded upon the declaration of a cash dividend. Aggregate net unrealized losses were included in stockholders' equity unless there was an indication that the decline in market value was other than temporary, in which case the writedown to market value was classified in the statements of income as a loss on investments.

            Prior to 1994, investments in common stock were valued at the lower of cost or market value on an aggregate basis.







    D.  Mortgage-Backed Derivative Securities

        Investments in the residual interest of collateralized mortgage obligations are recorded at cost and adjusted for amortization determined on the basis of estimated level yields expected to be realized over the remaining life of the investments. Such estimated yields are re-assessed quarterly and the effect of revisions, if any, is recognized prospectively. Gains and losses on sales of securities are recognized on a specific identification basis.

    E.  Revenue Recognition on Loans

            Interest on loans is calculated using the simple interest method on daily balances of the principal amount outstanding. The Company's policy is to provide an allowance for uncollected interest on loans delinquent for 90 days or more. Accrual of interest is stopped on a loan when management believes that collection of interest is doubtful.

    F.  Allowance for Loan Losses

        The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

    G.  Real Estate Held for Sale

        Real estate held for sale represents properties that have been acquired in satisfaction of debt or in-substance foreclosed. In-substance foreclosures are properties in which borrowers have little or no remaining equity, have effectively abandoned control of the property, and repayment can only be expected to come from the sale of the property or from its operations. Real estate held for sale is carried at the lower of cost or estimated fair value less estimated cost of sale. Any valuation adjustments required prior to foreclosure are charged to the allowance for possible loan losses to the extent such losses had previously been recorded. Any adjustment above that amount is recorded as a loss upon foreclosure. Costs of operating and maintaining the properties, net of related income, are charged to cost of operations of real estate held for sale as incurred.

        The recognition of gains on the sale of properties is dependent upon the transaction meeting certain criteria relating to the type of property sold and the terms of the sale. Under certain circumstances, usually involving continuing seller involvement in the property as a lender, the gain is deferred until the criteria are met.

        The amounts EB could ultimately recover from these assets could differ materially from the amounts used in arriving at the assets net carrying value because of future market factors beyond
EB's control or changes in EB strategy for recovering its investment.

    H.  Income Taxes

        In 1993, the Company adopted Statement of Financial Accounting Standards, No. 109, "Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

    I.  Thrift Savings Plan and 401(k) Plan

        EB had a Thrift Savings Plan that was converted to a 401(k) Plan in July, 1992. This plan covered substantially all of its employees. Matching contributions to the 401(k) Plan were discontinued on February 28, 1993, and the plan was terminated on April 15, 1993.

    J.  Income (Loss) Per Common Share

        Income (loss) per common share is computed using the weighted average number of common shares and common share equivalents outstanding during the year.

    K.  Reclassifications

        Certain reclassifications have been made in the 1993 financial statements to conform to the 1994 presentation.

2.  Asset Sale and Liability Assumption of Discontinued Banking
Operations, Corporate Reorganization and Name Change

     On February 28, 1993, after necessary regulatory approvals, together with stockholder approval, were obtained, Eastover Bank for Savings ("Eastover Bank") sold a significant portion of its assets to Sunburst, a wholly-owned subsidiary of Grenada Sunburst System Corporation ("Grenada" or "GSSC"), and Sunburst assumed all of Eastover Bank's deposit liabilities together with certain other liabilities in exchange for Eastover Bank receiving 438,889 shares of Grenada common stock valued at $9,930,000 (on March 1, 1993) and $100,000 in cash.

     As one of the conditions precedent to closing, Eastover Bank's subsidiaries, Carleton, Ceylon and, Guaranty and Guaranty's subsidiary were merged into Eastover Bank and ceased their corporate existence. At closing, Eastover Bank's charter was amended in order to change the name and organizational nature of Eastover Bank from a Mississippi-chartered savings bank to a Mississippi corporation to be known as EB, Inc. After the amendment, the Company is no longer a depository institution, can no longer accept insured deposits and is no longer subject to regulation and supervision by the Office of Thrift Supervision or the Federal Deposit Insurance Corporation.

     As part of the transaction, Sunburst agreed to make loans to EB in an amount equal to the net liabilities which Sunburst would assume in the form of two term loans not to exceed $20 million. These loans were collateralized by substantially all of the assets of EB and had an interest rate of two percent over the prime rate, provided that the note rate would not be less than six percent nor in excess of ten percent. The loans provided for mandatory prepayments based upon specified percentages of the proceeds resulting from the repayment and liquidation of EB's assets. In addition, the loans contained covenants affecting EB's permitted activities, payment of dividends, incurring additional debt, and the sale of Grenada stock received as consideration.

     Net liabilities of discontinued banking operations consisted of the following liabilities which were assumed and assets which were purchased. Sunburst assumed the liabilities and purchased the assets at their net carrying value. The transaction with Sunburst was settled based on balances as of March 1, 1993.


                                        March 1
                                          1993
                                      ------------
                                      (In thousands)
Liabilities Assumed
  Deposits.........................  $    395,941
  Borrowed money...................        10,025
  Other liabilities................         2,734
                                     ------------
    Total liabilities..............       408,700
                                     ------------

Assets Purchased
  Cash.............................        16,032
  Securities.......................       138,556
  Loans............................       239,542
    Less: Unearned income..........        (5,326)
          Allowance for loan losses        (4,935)
                                     ------------
    Net loans......................       229,281
  Premises and equipment...........         6,624
  Federal Home Loan Bank stock.....         1,919
  Other assets.....................         3,971
                                     ------------
    Total assets...................       396,383
                                     ------------
Net liabilities assumed by Sunburst  $     12,317
                                     ============


     A gain of $4,992,000 was recognized on the sale to Sunburst.
This gain is computed as follows (dollars in thousands):

     Liabilities assumed by Sunburst                   $ 408,700
     Value of stock received                               9,930
     Cash received                                           100
                                                       ---------
                                                       $ 418,730
     Less:
       Basis of assets sold                             (396,383)
       Loans made to EB                                  (12,317)
       Writeoff of deferred charges                       (4,025)
       Costs of sale                                      (1,013)
                                                       ---------
     Gain                                              $   4,992
                                                       =========

     Revenues related to discontinued banking operations approximated $6,000,000 in 1993.

3.  Investment in Common Stock

    The Company's investment in common stock consists of the following:

                                  December 31, 1994
                    -----------------------------------------------
                                             Gross
                     Ownership             Unrealized
                    Percentage    Cost       Gain       Fair Value

                    ----------  --------  ----------  ------------
                                   (in thousands)
    Union Planters
    Corporation...     1.6%      $9,930     $2,449       $13,312
                       ====      ======     ======       =======

                                   December 31, 1993
                    ----------------------------------------------
                                            Gross
                    Ownership             Unrealized
                    Percentage    Cost       Gain       Fair Value

                    ----------  --------  ----------  ------------
                                    (In thousands)
    Grenada Sunburst
    System Corp...    4.6%       $9,930     $  933       $10,863
                      ====       ======     ======       =======

            On December 31, 1994, Grenada merged with GSSC Acquisition Corporation, Inc., a wholly-owned subsidiary of Union Planters
Corporation, a Tennessee corporation ("UPC"), resulting in EB receiving 1.453 shares of common stock of UPC in exchange for each share of common stock of Grenada. This resulted in EB owning
637,705 shares of UPC stock which represents approximately 1.6% of the UPC outstanding shares.

            In 1994, the Company adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and
Equity Securities" and classified its investment in common stock as securities available-for-sale. Accordingly, as of December 31, 1994, the investment in UPC stock is carried at fair value of $20.875 per share with the unrealized gain of $3,382,000 presented as a separate component of stockholders equity. No investments in common stock were sold during 1994.

            Securities classified as held for sale in 1993 were carried at the lower of aggregate cost or market.

4.  Loans

    The table which follows sets forth by type of secured property the number and amount of EB's loan portfolio at December 31, 1994 and 1993 (dollars in thousands):


                                 As of December 31
                      -------------------------------------------
                              1994                  1993
                      ---------------------  --------------------
                           Outstanding            Outstanding
                       Number                 Number
                         of      Principal      of      Principal
                       Loans      Balance     Loans      Balance
                      --------  -----------  --------  ----------
Real Estate Loans
  Mississippi:
    One-to four-family
      residential.        53    $     1,505        76  $    2,247
    Multi-family
      residential.....     3          2,233         4       2,410
    Office Space......     2             94         1          42
    Motel.............     4          3,059         4       3,249
    Industrial and
      warehouse.......     1             44         2         971
    Land and lots.....     3            260         3         300
  Other...............     7          1,061        11       1,794
                       -----    -----------     -----  ----------
                          73          8,256       101      11,013
                       -----    -----------     -----  ----------
  Other states:
    One-to four-family
      residential.....     7            377        12         483
    Multi-family
      residential.....     2          2,714         2       2,729
    Office space......     3          5,511         3       5,462
    Industrial and
      warehouse.......     -              -         1         825
                      ------     ----------     -----  ----------
                          12          8,602        18       9,499
                      ------     ----------     -----  ----------
                          85         16,858       119      20,512
                      ------     ----------     -----  ----------

Commercial Business Loans
  Accounts receivable,
    inventory and
    equipment.........     1           21         1          23
  Aircraft............     1          367         1         425
  Small business
    administration....     1          278         1         302
  Other...............     1           62         2          68
                      ------   ----------     -----  ----------
                           4          728         5         818
                      ------   ----------     -----  ----------

Other Secured Loans...    21          221        48         521
                      ------   ----------     -----  ----------
Total Loans...........   110       17,807       172      21,851
                      ======                  =====

Less:  Unearned income                (55)                 (126)
       Allowance for
         loan losses.              (5,117)               (5,381)
                               ----------            ----------

Net loans.............         $   12,635            $   16,344
                               ==========            ==========

            Real estate loans are presented net of wrap around loans of $1,977,000 in 1994 and $2,068,000 in 1993.

            There were $3,211,000 and $1,626,000 in nonearning loans at December 31, 1994 and 1993, respectively.

     The changes in the allowance for loan losses are shown in the following table (dollars in thousands):

                                        1994            1993
                                    ------------    ------------
Balance at beginning of year....... $      5,381    $      6,546
Current provision..................            -             794
Current charge-offs................         (359)         (1,089)
Current recoveries.................           80              28
Transfer from (to) real estate
  held for sale....................           15            (898)
                                    ------------    ------------
Balance at end of year............. $      5,117    $      5,381
                                    ============    ============

     Restructured loans approximated $2,965,000 and $4,852,000 as of December 31, 1994 and 1993, respectively. These are loans for which concessions, including reduction of interest rates, reductions of principal balance or deferral of interest or principal payments, have been granted due to the borrower's financial condition. Interest income recognized on restructured loans approximated $417,000 in 1994 and $448,000 in 1993. The difference between interest income recognized on restructured loans and income that would have been recorded in accordance with the original loan terms was not material for any period presented. At December 31, 1994, there were no outstanding commitments to lend additional funds to borrowers with restructured loans.

5.  Real Estate Held for Sale

    A summary of real estate held for sale at December 31, 1994 and 1993, follows (dollars in thousands):

                                 As of December 31
                   ------------------------------------------------
                            1994                     1993
                   ---------------------      ---------------------
                    Number of   Net Book       Number of   Net Book
                   Properties    Value        Properties    Value
                   ----------  ---------      ----------   --------

Mississippi
  One-to four-family
    residential.....       -   $       -               6  $    163
  Multi-family
    residential.....       -           -               1       220
  Retail business...       4         131               5       146
  Land and lots.....       5         330              15       545
                     -------   ---------      ----------  --------
                           9         461              27     1,074
                     -------   ---------      ----------  --------


Other states
  One-to four-family
    residential.....      -           -                1         5
  Multi-family
    residential.....      1       1,102                1     1,103
  Retail business...      -           -                1     1,223
                     ------   ---------       ----------  --------
                          1       1,102                3     2,331
                     ------   ---------       ----------  --------
                         10       1,563               30     3,405
                     ======                   ==========
Less:
  Accumulated
    depreciation....                (53)                       (68)
                               --------                   --------
Total...............           $  1,510                   $  3,337
                               ========                   ========

6.  Notes Payable

    On April 5, 1993, EB borrowed $10.0 million from a bank and, with cash on hand, paid off the loan to Grenada (See Note 2 of the financial statements). This new loan was collateralized by the 438,889 shares of Grenada stock and five deeds of trust on real estate property held for sale. On December 15, 1993, this loan was paid in full.




7.  Related Party Transactions

    Security Federal Savings

    EB and Security Federal Savings, the parent company of Bailey Mortgage Company, a 30% owner of EB at December 31, 1993, participated in a joint venture for the purpose of providing data processing services to each company. The companies were charged for services provided at rates comparable to those which would have been paid to other data processing companies providing similar type services. EB's net cost for these services approximated $329,000 in 1993. The joint venture was dissolved February 28, 1993.

     The Parkway Company

            EB was a party to an administration agreement with Congress Street Properties ("Congress Street"), an affiliate of Parkway. Congress Street was merged into Parkway Congress Corporation
("Parkway Congress"), a wholly-owned subsidiary of Parkway, on November 29, 1994. Subsequent to the November 29, 1994 merger and prior to December 31, 1994, the administrative services provided under the Administration Agreement were performed through Parkway Congress. EB entered into an agreement with Parkway on January 1, 1995 to pay a monthly fee based on the average of EB's costs under the Administration Agreement for the last quarter of 1994. Prior to December 31, 1994, Congress Street and certain other affiliated companies participated in an expense-sharing agreement (the participants in the expense-sharing agreement and certain other affiliated companies were collectively referred to as the "Eastover Group") whereby administrative offices for the participating companies were maintained in Congress Street's office in Jackson, Mississippi and officers of Congress Street also served as officers of the other participating companies, subject to the authority of the Board of each participant to elect or appoint and remove its officers in accordance with its certificate of incorporation, declaration of trust or other charter documents and applicable law. Although EB was not a participant in the expense-sharing agreement, its annual payment to Congress Street was calculated as if it were. There were no services or other benefits not available to EB due to its participation in the Eastover Group through the Administration Agreement rather than through the expense-sharing agreement. The participants shared the cost of the common officers and other employees and of shared facilities and activities provided by Congress Street. Common costs were initially paid by Congress
Street. Each participant paid Congress Street an annual fee (on a monthly basis) of one-half of one percent of its assets which are publicly-traded securities and the remainder of the common costs were allocated among the participants in proportion to their assets other than publicly-traded securities, based on their most recent publicly available balance sheets. Certain costs which the common officers believed to be particularly attributable to each company were not shared. These non-allocable costs include but were not limited to: directors' fees, legal, audit, stock transfer expenses, stationery and items of a similar nature. The Administration
Agreement was in effect from year to year and was automatically renewable, although any party could terminate its participation in the agreement at any time upon 60 days' notice. Subsequent to March 1, 1993, EB, Inc. paid Congress Street approximately $292,000 in 1993 as a result of the Administrative Agreement. In 1994, EB paid Congress Street approximately $267,000. The Administrative Agreement between EB, Inc. and Congress Street did not exist prior to March 1, 1993.

    Other

    Prior to March 1, 1993, EB leased certain real estate and personal properties from related parties. Capitalized lease obligations relative to certain of these leases approximated
$44,000 in 1993, and were included in net liabilities to be assumed by Sunburst Bank. Interest and lease expense relative to these leases approximated $13,000 in 1993.

 8.  Retirement Plan, Thrift Savings Plan and 401(k) Plan

     Prior to March 1, 1993, EB had a defined contribution thrift savings plan covering substantially all of its employees. In July 1992, the thrift savings plan was converted to a 401(k) plan.
Under the 401(k) plan, the Company matched employee contributions up to 4% of wages, at a rate of 25%. The 401(k) plan cost included in operating expense was $15,000 in 1993. On March 1, 1993, matching contributions to the 401(k) plan were discontinued and the plan was terminated on April 15, 1993.

 9.  Income Taxes

     During 1993, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes". Under the provisions of the Statement, the Company elected not to restate prior years' financial statements. The cumulative effect of initial adoption was immaterial to the financial statements.

     Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss carryforwards. The tax effects of significant items comprising the Company's net deferred tax asset as of December 31, 1994 are as follows (dollars in thousands):

                                               1994        1993
                                             --------    --------
          Deferred tax liabilities
            Unrealized gain on available
            for sale securities              $(1,261)    $    -
                                             -------     -------
          Deferred tax assets
            Allowance for possible loan
              losses                           1,909      2,007
            Real estate held for sale
              valuation allowance                853      1,328
            Uncollected accrued interest
              allowance                          236        240
            Other                                121         46
            Operating loss carryforwards and
              tax credit carryforwards           746        721
                                             -------     -------
                                               3,865      4,342
                                             -------     -------
          Valuation allowance                 (2,604)    (4,342)
                                             -------     -------

          Net deferred tax assets            $     -     $    -
                                             =======     =======

    The valuation allowance decreased approximately $1,738,000 in 1994 and $1,512,000 in 1993.

    Income tax benefits differ from amounts computed by applying the statutory federal income tax rates to loss from continuing operations as a result of the following (dollars in thousands):

                                        1994        1993
                                      --------    --------

    Taxes at statutory rates on
      income (loss) before income
      taxes........................   $   505     $  (357)
    Dividend received deduction....       (84)         75
    Temporary differences for which
      no deferred tax benefit is
      available due to uncertainty
      of realization...............      (421)        282
                                      -------     -------
                                      $     -           -
                                      =======     =======

     EB has tax net operating loss and investment credit carryovers which are available to benefit future profitable years. Additionally, there are approximately $270,000 in alternative minimum tax credits with no expiration date which are available to reduce taxes which may become payable in future years. Tax net operating and investment credit carryovers are as follows (dollars in thousands):

                               Net Operating       Investment Tax
          Expiration Date           Loss               Credit
         ---------------       -------------       --------------
              1995-97               $    -               $   28
              1998-2000                312                   32
              2008                   1,433                    -
              2009                      78                    -
                                    ------               ------
                                    $1,823               $   60
                                    ======               ======

10.  Contingencies

     EB is a defendant in various legal actions which principally arose when the Company was involved in bank lending activities.
The legal actions are in various stages of discovery and/or litigation. While the Company intends to vigorously defend these matters, legal counsel is unable to form an opinion as to the estimated outcome of certain of these matters due to their early discovery stages. Management, with the advise of legal counsel, has provided an accrual of $125,000 as its best estimate of the amount the Company may incur in connection with the ultimate resolution of these matters, which range from $125,000 to a maximum of $1,157,000 (including total damages sought for matters where legal counsel was unable to form an opinion as to potential outcome).

     EB has incurred cost approximating $111,000, in 1994 for certain environmental cleanup cost of two parcels of its real estate held for sale, which includes an accrual of $85,000 as of December 31, 1994. Management presently believes future costs will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

11.  Supplemental Cash Flow Information

     The following table provides information regarding supplemental cash and noncash investing and financing activities:


                                       Year Ended December 31
                                     -------------------------
                                        1994           1993
                                     ----------     ----------
Loan foreclosures added to real
  estate held for sale.............  $       19     $    1,484
Loans made to facilitate sales of
  real estate held for sale........         150            469
Interest paid......................           -            405
Income taxes paid..................           -             10
Common stock received from sale of
  assets...........................           -          9,930
Acquisition costs from sale of
  assets, including deferred
  charges..........................           -          5,038
Note payable to Sunburst...........           -         12,317
Unrealized gain on available for
  sale securities..................       3,382              -

12.  Short Term Investments

     EB does not in the ordinary course of business take possession of the securities which collateralize its reverse repurchase agreements. EB has controls which consist of the right to demand additional collateral or return of these invested funds at anytime the collateral value is less than the invested funds plus any accrued earnings thereon. EB conducts these transactions on a short term basis with Deposit Guaranty National Bank with which it has a normal business relationship. At December 31, 1994, the Company had $460,000 invested in reverse repurchase agreements
which had a scheduled maturity of January 6, 1995.   EB also had a
$7,060,000 Federal Home Loan Mortgage Corporation Discount Note which had a scheduled maturity of January 13, 1995. These short term investments are included as cash equivalents on the accompanying balance sheets.

13.  Accounting Standards to be Adopted in the Future

     The Financial Accounting Standards Board issued SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" and SFAS No. 119 "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments" which are effective for organizations with total assets less than $150 million for fiscal years ending after December 15, 1995. These Statements will require disclosures about the fair value of financial instruments, whether recognized or not recognized in the balance sheet, for which it is practicable to estimate the value and disclosures about amounts, terms and the nature of certain derivative financial instruments.

     During May 1993 and October 1994, the Financial Accounting Standards Board issued SFAS No. 114 "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118 "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure" which are effective for financial statements for fiscal years beginning after December 15, 1994. These Statements address the accounting by creditors for impairment of certain loans and requires that impaired loans, as defined, be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's observable market price or fair value of the underlying collateral. Management does not believe the adoption of these statements will have a material effect on the Company's financial statements.

14.  Subsequent Event - Merger

     On July 27, 1994, EB and Parkway announced that their Boards of Directors had agreed in principle to a merger of EB and a wholly-owned subsidiary of Parkway. EB shareholders (other than Parkway) would receive $17.25 for each EB share, consisting of cash of $8 per share and shares of Parkway with a value of $9.25 based on a defined formula. Parkway presently owns 52.3% of EB's outstanding shares. The merger is subject to shareholder approval of EB and Parkway. Special shareholder meetings to vote on the merger are scheduled for April 27, 1995. If the merger is consummated, EB will become a wholly-owned subsidiary of Parkway and will no longer operate as a separate publicly-traded entity.

                             THE PARKWAY COMPANY
               PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
                            As of December 31, 1994

            The following unaudited pro forma consolidated balance sheet sets forth the effect of the merger of Parkway Aquisition Corporation (a wholly-owned subsidiary of Parkway) ("PAC") with and into EB as if the merger had been consummated on December 31, 1994. The pro forma consolidated balance sheet has been prepared by management of Parkway based upon the historical financial statements of Parkway and EB. This pro forma consolidated balance sheet may not be indicative of the results that actually would have occurred if the merger had been in effect on the dates indicated or which may be obtained in the future. The pro forma consolidated balance sheet should be read in conjunction with the other financial statements and notes to the financial statements of Parkway and EB.

                                Parkway           EB                           Pro Forma
                                12/31/94       12/31/94       Pro Forma       Consolidated
                              (Historical)   (Historical)   Adjustments         After EB
                              ------------   ------------   -----------       ------------
                                          (In thousands, except per share data)

ASSETS
Investments
  Real estate (net of
    accumulated depreciation)  $   39,276    $    1,510     $   (1,145) (2)    $   39,641
  Real estate partnerships:
     Wink-Parkway Partnership         319                                             319
  Investment in marketable
    securities:
    EB, Inc.                       13,096                       (13,096) (1)(2)         0
    Other real estate & financial
      service companies             1,965        13,312                            15,277
  Mortgage loans                    3,603        12,635          (8,252) (2)        7,986
  Investment in Golf Properties,
    Inc.                              570                                             570
                               ----------    ----------      ----------        ----------
                                   58,829        27,457         (22,493)           63,793
Interest and rents receivable
  and other assets                  1,486           424                             1,910
Cash and cash items                   320         7,517          (5,527) (2)        2,310
Restricted cash                       427                                             427
                               ----------    ----------      ----------        ----------
                               $   61,062    $   35,398      $  (28,020)       $   68,440
                               ==========    ==========      ==========        ==========

LIABILITIES
Notes payable to banks         $    4,154    $               $                 $    4,154
Mortgage notes payable without
  recourse                         22,827                                          22,827
Accounts payable & other
  liabilities                       1,563         1,689                             3,252
Deferred gain                         280                                             280
                               ----------    ----------      ----------        ----------
                                   28,824         1,689               0            30,513
                               ----------    ----------      ----------        ----------

STOCKHOLDERS' EQUITY
Common Stock                        1,563         2,900          (2,470) (2)        1,993
Additional paid in capital         26,847        30,017         (24,056) (2)       32,808
Retained earnings                   3,158        (2,590)          2,590  (2)        3,158
Unrealized gains                      670         3,382          (4,084) (2)(1)       (32)
                               ----------    ----------      ----------        ----------
                                   32,238        33,709         (28,020)           37,927
                               ----------    ----------      ----------        ----------
                               $   61,062    $   35,398      $  (28,020)       $   68,440
                               ==========    ==========      ==========        ==========
Book value per share           $    20.63                                      $    19.03
Shares outstanding
  (In thousands)                    1,563         1,450             430             1,993

                                THE PARKWAY COMPANY
               NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
                               As of December 31, 1994

(1) Eliminate Parkway's $702,000 pro-rata share of the unrealized gain related to EB's investment in Union Planters ("Union Planters") Corporation (formerly Grenada Sunburst Corporation).

(2) Parkway issues 430,413 Parkway Shares and pays $8 in cash per share of EB stock to all EB shareholders (except for Parkway) in exchange for all EB shares outstanding. The 759,245 EB shares owned by Parkway (representing 52.5% of the total shares outstanding) are retired.

                                       Basis of Additional   Historical Basis
                                         47.5% Interest      of 52.5% Interest
                                       -------------------   ------------------

      EB Shares outstanding                    1,450,117
      Less EB Shares owned
        by Parkway                              (759,245)
                                         ---------------
                                                 690,872
      Exchange ratio                     $9.25 to $14.85
                                         ---------------
      New Parkway Shares issued                  430,413
      Market value per Parkway Share     $         14.85
                                         ---------------
                                         $     6,391,633
      Cash paid to EB shareholders
        (690,872 x $8)                         5,526,976
      Basis of EB Shares held
        by Parkway                                    --          $12,394,000
                                          --------------          -----------
      Parkway's cost of EB's net
        assets                            $   11,918,609          $12,394,000
                                          ==============          ===========
            The difference between EB's book value and Parkway's cost is allocated to EB's real estate ($1,145,000) and mortgage loans ($8,252,000) pro-rata.

                                          47.5% Interest   52.5% Interest      Total
                                          --------------   --------------  ------------
            Cost                           $ 11,918,000     $ 12,394,000   $ 24,312,000
            Book value                       16,012,000       17,697,000     33,709,000
                                           ------------     ------------   ------------
            Difference                     $ (4,094,000)    $ (5,303,000)  $ (9,397,000)
                                          ============     ============   ============

            Cost is allocated as follows:
            Union Planters Stock           $  6,323,000     $  6,989,000   $ 13,312,000
            Cash and other current
              assets                          3,772,000        4,169,000      7,941,000
            Accounts payable and
              other liabilities                (802,000)        (887,000)    (1,689,000)
            Real estate                         173,000          192,000        365,000
            Mortgage loans                    2,452,000        1,931,000      4,383,000
                                           ------------     ------------   ------------
                                           $ 11,918,000     $ 12,394,000   $ 24,312,000
                                           ============     ============   ============

(3) A reconciliation of pro forma consolidated stockholders' equity is presented on the following page:

                                                                    Unrealized
                             Common      Additional      Retained     Gains
                              Stock    Paid in Capital   Earnings    (Losses)      Total
                             -------   ---------------   --------   ----------   --------

Parkway historical           $ 1,563      $ 26,847        $ 3,158     $   670    $ 32,238

EB historical                  2,900        30,017         (2,590)      3,382      33,709

Pro forma adjustments:
  (2)  Issue Parkway shares
         in EB merger            430         5,961              -           -       6,391
  (2)  Retire EB shares
         outstanding          (2,900)      (30,017)         2,590      (3,382)    (33,709)

Other pro forma adjustments:
  (1)  Eliminate Parkway's
         unrealized gain
         related to invest-
         ment in EB                -             -              -        (702)       (702)
                             -------      --------        -------     -------    --------
Pro forma consolidated       $ 1,993      $ 32,808        $ 3,158     $   (32)   $ 37,927
                             =======      ========        =======     =======    ========

                              THE PARKWAY COMPANY
             PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                     FOR THE TWELVE MONTHS ENDED JUNE 30, 1994


      The following unaudited pro forma consolidated statements of income set forth the effect of PAC's April 27, 1995 merger with EB, the November 29, 1994 merger with Congress Street into Parkway Congress Corporation ("PCC") (a wholly-owned subsidiary of Parkway) and the May 10, 1994 merger of First Continental Real Estate Investment Trust ("First Continental" or "FCREIT") into Parkway Texas Corporation (a wholly-owned subsidiary of Parkway) as if these transactions had been consummated on July 1, 1993. The pro forma consolidated statements of income have been prepared by management of Parkway based upon historical statements of Parkway, Congress Street, EB and First Continental. These pro forma statements of income may not be indicative of the results that actually would have occurred if the mergers had been in effect on the dates indicated or which may be obtained in the future. The pro forma statements of income should be read in conjunction with the other financial statements and notes to the financial statements of Parkway, Congress Street and EB.

                          Historical                         Pro Forma Adjustments
             ----------------------------------  ------------------------------------------
             Parkway  Congress
             Company   Street     EB                     Congress                         Pro Forma
             6-30-94  5-31-94   6-30-94  FCREIT  FCREIT   Street     EB       Other     Consolidated
               (1)       (2)       (2)     (2)
             -------  --------  -------  ------  ------  -------- --------  ----------  ------------

REVENUES
Income
 from
 REO        $6,429   $        $       $  595  $       $             $           $           $ 7,024
Interest
 on
 mortgage
 loans         265       35    1,798     217                                                  2,315
Gain
 on sale
 of real
 estate
 partner-
 ship          280                                                                              280
Gain
 (loss)
 on
 REO
 and
 mortgage
 loans,
 net          (113)       3       71      28                                                    (11)
Equity
 in
 earnings
 (losses):
  Real
  estate
  companies:
   Congress
    Street     (67)                                        67 (4a)                                0
   EB          337       39                               (39)(4d) (337)(4b)                      0
   Parkway            1,662                            (1,662)(4e)                                0
   FCREIT       (9)                            9(4c)                                              0
   Other       443                                                                              443
  Real
   estate
   partner-
   ships &
   corp.
   joint
   ventures:
    One
     Jackson
      Place            (381)                              381 (4f)                                0
    Other      239                                                                              239
Gain on
 securities    579                44                                                            623
Interest
 on short-
 term
 investments   235                23                                             (107)(4h)      151
Dividends
 and other
 income        338               616     134                                                  1,088
           -------   ------   ------   -----  -       -------       -----       -----       -------
             8,956    1,358    2,552     974  9        (1,253)       (337)       (107)       12,152
           -------   ------   ------   -----  -       -------       -----       -----       -------

EXPENSES
Interest        31       76       81     203                                                    391
Management
 allocation    502       53      303                       44 (4k)                              902
Provision
 for loan
 losses                          396                                                            396
Real
 estate
 operating
 expense:
  Opera-
   tions     3,760               168     417                                                  4,345
  Interest
   expense   2,392                                                                            2,392
  Depreci-
   ation &
   amorti-
   zation    1,022                41                       13 (4j)                            1,076
  Minority
   interest   (542)                                       343 (4g)                             (199)
Other
 expenses      538      141      555     625                                                  1,859
            ------   ------   ------   -----  --      -------       -----       -----       -------
             7,703      270    1,544   1,245   0          400           0           0        11,162
            ------   ------   ------   -----  --      -------       -----       -----       -------
Income
 (loss)
 before
 income
 taxes
 and
 discon-
 tinued
 opera-
 tions       1,253    1,088    1,008    (271)  9       (1,653)       (337)       (107)          909
Income
 tax
 expense         1      107                              (107) (4i)                               1
            ------   ------   ------   -----  --      -------       -----       -----       -------
Net
 income
 (loss)
 from
 continuing
 operation  $1,252   $  981   $1,008   $(271) $9      $(1,546)      $(337)      $ (107)     $   989
            ======   ======   ======   =====  ==      =======       =====       ======      =======
Net
 income
 (loss)
 from
 continuing
 operations
 per
 share      $ 0.96   $ 0.62   $ 0.70                                                        $  0.57
            ======   ======   ======                                                        =======
Weighted
 average
 shares
 outstand-
 ing (3)     1,300    1,571    1,450                                                          1,724
            ======   ======   ======                                                        =======

                                                   THE PARKWAY COMPANY
                                 PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                                       FOR THE SIX MONTHS ENDED DECEMBER 31, 1994


                         Historical                               Pro Forma Adjustments
                ------------------------------      ------------------------------------------------
                 Parkway   Congress
                 Company    Street       EB         Congress                              Pro Forma
                12-31-94   11-29-94   12-31-94       Street        EB          Other    Consolidated
                   (1)        (2)       (2)
                --------   --------   --------      --------      ------      -------   ------------

REVENUES
 Income from
  real estate
  properties    $ 3,683    $          $             $             $           $         $    3,683
 Interest on
  mortgage
  loans             283         18      1,054                                                1,355
 Gain (loss)
  on real
  estate &
  mortgage
  loans, net        529          1       (171)                                                 359
 Loss on
  securities         27     (3,550)                                3,550 (4l)                   27
 Equity in
  earnings
  (losses):
    Real estate
     companies:
      Congress
       Street      (14)                                  14 (4a)                                 0
      EB, Inc.      618          3                       (3)(4d)    (618)(4b)                    0
      Parkway                  220                     (220)(4e)                                 0
      Other          77                                                                         77
    Real
     estate
     partner-
     ships
     & corp.
     joint
     ventures:
     One Jackson
     Place                     (60)                      60 (4f)                                 0
     Other          195                                                                        195
 Interest on
  short-term
  investments        18                   101                                                  119
 Dividends and
  other income       46                   308                                                  354
                -------    -------    -------       -------       ------      ----      ----------
                  5,462     (3,368)     1,292          (149)       2,932         0           6,169
                -------    -------    -------       -------       ------      ----      ----------

EXPENSES
 Interest           140         19                                                             159
 Management
  allocation        270         28        125                                   22 (4k)        445
 REO
  expense:
  Operations      1,951                   115                                                2,066
  Interest
   expense        1,078                                                                      1,078
  Depreciation
   & amortiza-
   tion             565                    16             6 (4J)                               587
  Minority
   interest        (209)                                114 (4g)                               (95)
 Provision for
  possible losses                          55                                                   55
 Other expenses     662        175        314                                                1,151
                -------    -------    -------       -------       ------      ----      ----------
                  4,457        222        625           120            0        22           5,446
                -------    -------    -------       -------       ------      ----      ----------
 Income (loss)
  before income
  taxes and
  discontinued
  operations      1,005     (3,590)       667          (269)       2,932       (22)            723
 Income tax
  expense                        3                       (3)(4i)                                 1
                -------    -------    -------       -------       ------      ----      ----------
 Net income
  (loss) from
  continuing
  operations    $ 1,005    $(3,593)   $   667       $  (272)      $2,932      $(22)     $      723
                =======    =======    =======       =======       ======      ====      ==========
 Net income
  (loss) from
  continuing
  operations
  per share     $  0.65    $ (1.67)   $   .46                                           $     0.37
                =======    =======    =======                                           ==========

 Weighted
  average
  shares
  outstanding
     (3)           1,544     2,151      1,450                                                1,969
                ========   =======    =======                                           ==========

                              THE PARKWAY COMPANY
       NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(1) During the fiscal year ended June 30, 1994, Parkway purchased 1,218,910 shares of First Continental for $1,198,000, 453,471 shares of EB for $5,864,000 and 117,232 shares of Congress Street for $94,000. For purposes of the pro forma consolidated statements of income, these transactions were assumed to have taken place on July 1, 1993.

(2) For purposes of the pro forma consolidated statements of income, income from operations of Congress Street has been converted from an August 31 year end to a May 31 year end. Accordingly, income for the twelve months ended May 31, 1994 and six months ended November 29, 1994 (the date of the merger with Parkway) have been included in the pro forma consolidated statements of income. Income from operations of EB has been converted from a December 31 year end to a June 30 year end. Accordingly, income for the twelve months ended June 30, 1994 and six months ended December 31, 1994 have been included in the pro forma consolidated statements of income. Income from operations of First Continental Real Estate Investment Trust has been adjusted to reflect operations from June 1, 1993 to May 9, 1994, the date of the merger with Parkway Texas Corporation.

(3) Weighted average Parkway Shares outstanding were computed as follows:

                                   Twelve Months       Six Months
                                       Ended              Ended
                                   June 30, 1994      Dec. 31, 1994
                                   -------------      -------------
     Historical weighted average
       Parkway Shares outstanding      1,299,729         1,544,193

     Parkway Shares issued in
       merger of PCC with Congress
       Street                            561,086           561,086

     Parkway Shares retired in
       merger of PCC with Congress
       Street                           (567,066)         (567,066)

     Parkway Shares issued in
       merger of PAC with EB             430,413           430,413
                                       ---------         ---------
     Pro forma weighted average
       Parkway Shares outstanding      1,724,162         1,968,626
                                       =========         =========








(4) The pro forma adjustments to the consolidated statements of income consist of the following:

                                   Twelve Months      Six Months
                                       Ended             Ended
                                   June 30, 1994     Dec. 31, 1994
                                   -------------     --------------
       (a)  Elimination of
            Parkway's equity
            in the losses of
            Congress Street.       $    67,000       $    14,000

       (b)  Elimination of
            Parkway's equity
            in the earnings
            of EB.                    (337,000)         (618,000)

       (c)  Elimination of
            Parkway's equity
            in the losses of
            First Continental.           9,000                 0

       (d)  Elimination of
            Congress Street's
            equity in the
            earnings of EB.            (39,000)           (3,000)

       (e)  Elimination of
            Congress Street's
            equity in the
            earnings of Parkway.    (1,662,000)         (220,000)

       (f)  Elimination of
            Congress Street's
            equity in the losses
            of One Jackson
            Place.                     381,000            60,000

       (g)  Adjust Parkway's
            minority interest
            expense to reflect
            its additional
            ownership of One
            Jackson Place.            (343,000)         (114,000)

       (h)  Adjust Parkway's
            interest income on
            investments to
            reflect the use of
            short-term cash
            investments to
            purchase additional
            ownership interests
            in First Continental,
            EB and Congress Street.   (107,000)                -



                                   Twelve Months      Six Months
                                       Ended            Ended
                                   June 30, 1994     Dec. 31, 1994
                                   -------------     --------------

       (i)  Adjust Congress
            Street's deferred
            income taxes
            applicable to federal
            alternative minimum
            tax and deferred
            state income tax
            expense to zero.           107,000             3,000


       (j)  Add depreciation
            on the increased
            basis in the One
            Jackson Place real
            estate investment.         (13,000)           (6,000)

       (k)  Adjust for fees
            related to managing
            LNH REIT that will
            be eliminated with
            the termination of
            the shared expense
            agreement.                 (44,000)          (22,000)

       (l)  Eliminate Congress
            Street's writedown
            to the investments
            in Parkway and EB.               -         3,550,000